Exhibit 5(b)

                                                           January 21, 1997
Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27150

Ladies and Gentlemen:

         This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by the Wachovia Corporation, a North Carolina corporation ("Wachovia"), and Wachovia Capital Trust II, Wachovia Capital Trust III and Wachovia Capital Trust IV, each a Delaware business trust (the "Trusts", and together with Wachovia, the "Registrants"), which Registration Statement relates to (i) preferred securities representing beneficial ownership interests in such Trusts (the "Preferred Securities"), (ii) junior subordinated deferrable interest debentures (the "Debentures") to be issued by Wachovia and (iii) the unconditional and irrevocable guarantee (the "Guarantee") of the obligations of the Trusts under the Preferred Securities that may be issued by Wachovia. The Registration Statement relates to the Registrant's registration statement on Form S-3 (File No. 333-19365).

         I have examined an executed copy of the Registration Statement and all exhibits thereto. I have also examined (i) the form of Junior Subordinated Indenture (the "Indenture") between Wachovia and The First National Bank of Chicago, as Debenture Trustee (the "Debenture Trustee"), as filed as an exhibit to the Registration Statement, pursuant to which the Debentures are to be issued and (ii) the form of Guarantee Agreement (the "Guarantee Agreement") to be executed by Wachovia and The First National Bank of Chicago, as Guarantee Trustee (the "Guarantee Trustee"), as filed as an exhibit to the Registration Statement. In addition, I have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Wachovia, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to my as originals, the conformity to original documents of all documents submitted to me as certified or

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Wachovia Corporation                 -2-                      January 21, 1997




photostatic copies, and the authenticity of the originals of such latter documents. I have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of any such Preferred Securities, Debentures or Guarantees.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

                  1. With respect to the Debentures to be issued under the Indenture, when (i) such Indenture has been duly authorized and validly executed and delivered by Wachovia and by the Debenture Trustee, and
         (ii) such Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture upon payment of the consideration therefor as contemplated by the Registration Statement, such Debentures will constitute valid and legally binding obligations of Wachovia, enforceable against Wachovia in accordance with their terms.

                  2. With respect to the Guarantee to be issued under each Guarantee Agreement, when (i) such Guarantee Agreement has been duly authorized and validly executed and delivered by Wachovia and by the Guarantee Trustee, and (ii) such Guarantee, has been duly executed, authenticated, issued and delivered in accordance with the provisions of such Guarantee Agreement, such Guarantee will constitute a valid and legally binding obligation of Wachovia, enforceable against Wachovia in accordance with its terms.

         My opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         I am a member of the Bar of the State of North Carolina and do not express any opinion herein concerning any law other than the laws of the State of North Carolina and the federal laws of the United States.

         This opinion is rendered to you and for your benefit solely in connection with the registration of the Securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other


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Wachovia Corporation              -3-                         January 21, 1997


person, firm, corporation or entity for any purposes whatsoever without our prior written consent.


         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Securities" in the Prospectus and Prospectus Supplement forming a part of the Initial Registration Statement.

                                                 Very truly yours,


                                                 /s/ Kenneth W. McAllister

                                                 Kenneth W. McAllister



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